UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2017

 Shell Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-36710	46-5223743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002
(Address of principal executive offices and zip code)

(888) 737-2377
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director
On April 17, 2017, Susan M. Ward resigned as Director of Shell Midstream Partners GP LLC, the general partner (the “General Partner”) of Shell Midstream Partners, L.P. (the “Partnership”). There were no disagreements between Ms. Ward and the General Partner, the Partnership or any officer or director of the General Partner which led to Ms. Ward’s resignation. Ms. Ward’s resignation is effective April 17, 2017.
Appointment of Director
As previously disclosed, Shawn J. Carsten became the Vice President and Chief Financial Officer of the General Partner effective April 1, 2017. In addition, on April 17, 2017, the sole member of the General Partner elected Mr. Carsten as a member of the board of directors of the General Partner (the “Board”) effective April 17, 2017.
Mr. Carsten will be fully indemnified by the Partnership for actions associated with being a director to the fullest extent permitted under Delaware law pursuant to its partnership agreement.
Mr. Carsten, age 50, is a 28-year Shell executive with deep financial and operational management experience, as well as significant experience in Shell’s Upstream, Downstream and Retail businesses. In his previous role as the Downstream Controller - Americas of Equilon Enterprises LLC d/b/a Shell Oil Products US (“SOPUS”), Mr. Carsten was responsible for the financial results and control framework for SOPUS, as well as finance operations personnel in the United States and in Asia. Prior to his role as Controller, Mr. Carsten spent 2013 serving as the Finance Shareholding Representative for Motiva, a multi-billion dollar joint venture, where he was responsible for assessing value proposals and investment opportunities. Before that, from 2011 through 2012, Mr. Carsten served as the Finance Manager for Supply and Distribution, supporting North and South America with operational management and functional leadership for capital project development, having served in various related capacities since 2008. Prior to that, Mr. Carsten served as the JV Finance Manager for Shell Chemicals in London from 2003 to 2008. Mr. Carsten held various assignments of increasing responsibility in Procurement, IT and Finance leading up to that time.
Mr. Carsten holds a bachelor’s degree in Finance from the University of Colorado and an MBA from the Kellogg School of Management at Northwestern University. The Partnership believes that Mr. Carsten’s extensive experience across a wide range of energy segments, particularly his experience in financial management of domestic supply and distribution, makes him well qualified to serve as a director.
Mr. Carsten was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Carsten that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC,
its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: April 17, 2017